UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2006

Brandywine Operating Partnership, L.P.
(Exact name of issuer as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Current Report on Form 8-K/A is being filed solely to include Exhibit 99.1 which was omitted from the Current Report on Form 8-K filed on September 21, 2006 due to a printing error. This Form 8-K/A reflects the inclusion of the exhibit.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 18, 2006, Scott W. Fordham, our Vice President and Chief Accounting Officer, advised us of his decision to accept an executive position with another real estate investment trust upon the expiration of his employment contract with us on January 5, 2007. Mr. Fordham will continue in his position until the January expiration date. We entered into a one-year employment contract with Mr. Fordham upon our merger with Prentiss Properties Trust in January 2006.

Item 7.01 Regulation FD.

     Attached as an exhibit to this Form 8-K is a copy of a press release that we issued on September 20, 2006 announcing certain executive promotions and Mr. Fordham’s notice to us.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press release

     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P.,
By: BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

Date: September 21, 2006	By: /s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release